UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

MATCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37636	26-4278917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400

Dallas, TX 75231

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On May 19, 2020, Match Group, Inc. (the “Company”) entered into an indenture, between the Company and Computershare Trust Company, N.A., as trustee (the “Indenture”), in connection with the issuance of $500 million aggregate principal amount of 4.625% senior notes due 2028 (the “Notes”) by way of a private offering of the Notes by the Company.

The information set forth under Item 2.03 is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On May 19, 2020, the Company satisfied and discharged its obligations under the indenture, dated as of June 1, 2016, between the Company, as issuer, and Computershare Trust Company, N.A., as trustee (the “Trustee”), by irrevocably depositing with the Trustee funds sufficient to redeem in full the $400 million aggregate principal amount of its 6.375% Senior Notes due 2024 on June 11, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Issuance of Notes

On May 19, 2020, the Company issued $500 million in aggregate principal amount of Notes, with gross proceeds from the offering of approximately $500 million. The proceeds from the issuance of the Notes were used to redeem its outstanding 6.375% senior notes due 2024 and for general corporate purposes.

The Notes accrue interest at a rate of 4.625% per year from the date of issuance, until maturity or earlier redemption. Interest on the Notes is payable on June 1 and December 1 of each year, commencing on December 1, 2020. The Notes mature on June 1, 2028.

At any time prior to June 1, 2023, the Company has the option to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the date of redemption and a “make-whole premium.” The Notes are redeemable at the Company’s option, in whole or in part, at any time on or after June 1, 2023, at specified redemption prices, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to June 1, 2023, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price equal to 104.625% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of redemption. Under the terms of the Notes, certain change of control triggering events will require the Company to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date.

The Notes are general unsubordinated unsecured obligations of the Company, rank senior in right of payment to all of the Company’s existing and future obligations that are, by their terms, expressly subordinated in right of payment to the Notes, rank equally in right of payment with all of the Company’s existing and future obligations that are not so subordinated, including (i) any indebtedness outstanding under that certain credit agreement, dated as of October 7, 2015, as amended and restated on November 16, 2015, as amended December 16, 2015, as amended December 8, 2016, as amended August 14, 2017, as amended December 7, 2018, and as amended February 13, 2020, among Match, as borrower, the lenders party thereto, J.P. Morgan Chase Bank, N.A., as administrative agent, and the other parties thereto, to the extent of the value of the assets securing such debt, (ii) the Company’s existing senior notes due 2027, (iii) the Company’s existing senior notes due 2029 and (iv) the Company’s existing senior notes due 2030. The Notes will be structurally subordinated to all existing and future obligations, including indebtedness, of the Company’s non-guarantor subsidiaries, including their guarantees of the Company’s credit facilities. The Notes will be effectively subordinated to the Company’s secured indebtedness and the secured indebtedness of any of the Company’s subsidiaries that guarantee the Notes in the future, in each case to the extent of the value of the assets securing such indebtedness, including the Company’s credit facilities.

The Indenture contains certain covenants that restrict the ability of the Company and its restricted subsidiaries to, among other things: (i) create liens on certain assets and (ii) consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets. At any time when the Notes are rated investment grade by both Moody’s and Standard & Poor’s and no default or event of default (both as defined in the Indenture) has occurred and is continuing under the Indenture, the Company and its subsidiaries will not be subject to the covenant requiring future note guarantors.

If an event of default (as defined in the Indenture) occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to the Company or a significant subsidiary), the trustee under the Indenture or the holders of at least 25% in principal amount of the outstanding Notes have the ability to declare all the outstanding Notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to the Company occurs, all of the outstanding Notes become immediately due and payable without any declaration or other act on the part of the trustee under the Indenture or any holders of the Notes.

The foregoing summary of the Indenture is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of May 19, 2020, between Match Group, Inc. and Computershare Trust Company, N.A., as trustee.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Gary Swidler
	Name:	Gary Swidler
	Title:	Chief Financial Officer

Date: May 19, 2020

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Indenture, dated as of May 19, 2020 between Match Group, Inc. and Computershare Trust Company, N.A., as trustee.
104	Inline XBRL for the cover page of this Current Report on Form 8-K